Contact:

Jiangnan Huang
Chairman of the Board
Chardan South China Acquisition Corporation
858-847-9000

FOR IMMEDIATE RELEASE
---------------------

                  CHARDAN SOUTH CHINA ACQUISITION CORPORATION'S
                         OVER-ALLOTMENT OPTION EXERCISED
                         -------------------------------

      San Diego, California, August 17, 2005 - Chardan South China Acquisition Corporation (OTC Bulletin Board: CSCAU) announced today that the over-allotment option for its initial public offering was exercised and consummated to the full extent of 750,000 units. Each unit sold by the Company consisted of one share of common stock and two warrants. The 5,750,000 units sold in the offering, including the 750,000 units subject to the over-allotment option, were sold at an offering price of $6.00 per unit, generating total gross proceeds of $34,500,000 to the Company. Of this amount, $29,835,000 (or approximately $5.19 per share) was placed in trust. EarlyBirdCapital, Inc. acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, Suite 1203, New York, New York 10016.

                                      # # #